EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into the Registration Statement on Form S-8 (Registration Nos. 333-55180, 333-63268, 333-68718, 333-81290, 333-104402, 333-108529, 333-125194, 333-135553,  333-149067, 333-155865, and 333-160003) of  Paid, Inc. of our report dated March 12, 2010, on our audit of the financial statements of Paid, Inc., which appears in the December 31, 2009 annual report on Form 10-K of Paid, Inc.

/s/ CCR LLP
Westborough, Massachusetts
March 12, 2010